   [CERTIFICATE OF VARIAN SEMICONDUCTOR EQUIPMENT COMMON STOCK APPEARS HERE]
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                VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

     A statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights are established, from time to time, by the Restated Certificate of Incorporation and by any certificate of determination, the number of shares constituting each class and series, and the designations thereof may be obtained by the holder hereof upon request and without charge from the Secretary of the Corporation at the principal office of the Corporation.

     Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of February 18, 1999 (as such may be amended from time to time, the "Rights Agreement"), between Varian Semiconductor Equipment Associates, Inc. (the "Company") and First Chicago Trust Company of New York, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may be exchanged for shares of Common Stock or other securities or assets of the Company or a Subsidiary of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge within five days after the receipt of a written request therefor.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations;

     TEN COM -- as tenants in common                   UNIF GIFT MIN ACT -- ..................... Custodian .....................
     TEN ENT -- as tenants by the entireties                                      (Cust)                          (Minor)
     JT TEN  -- as joint tenants with right of                              under Uniform Gifts to Minors
                supervisorship and not as tenants                           Act .................................................
                in common                                                                           (State)

    Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, _______________________________________ hereby sell, assign and transfer unto

  PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

________________________________________

________________________________________

________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________________
_________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________________


                                        X _____________________________________

                                        X _____________________________________
                                          THE SIGNATURES TO THIS ASSIGNMENT MUST
                                  NOTICE: CORRESPOND WITH THE NAMES AS WRITTEN
                                          UPON THE FACE OF THE CERTIFICATE IN
                                          EVERY PARTICULAR, WITHOUT ALTERATION
                                          OR ENLARGEMENT OR ANY CHANGE
                                          WHATSOEVER.

Signature(s) Guaranteed

By ________________________________________________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS STOCKHOLDERS SAVINGS AND LOAN ASSOCIATES AND LOAN ASSOCIATES AND CREDIT LINKING WITH MEMBERSHIP BY AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC. RULE 17 ACT-15.